Exhibit 10.37


                   ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST



     This Assignment of Limited Partnership Interest is made and entered into this 13th day of February, 2004, but is effective for all purposes as of the January 1, 2004 by and between Hexagon Partners, Ltd. ("Assignor") and AMEN Properties, Inc., Dale A. Brown, Cary D. Brown and McGraw Brothers Investments, (collectively referred to as "Assignee"). For total consideration of $625,000, subject to the back-in interest to Anthem Oil and Gas, Inc, and including, without limitation, the execution and delivery of a Promissory Note from AMEN Properties, Inc. and payable to the order of Assignor, the receipt and sufficiency of which is hereby acknowledged and confessed, Assignor hereby transfers, assigns, conveys and delivers an 8.828669% interest as a limited partner in and to Amen Properties, Inc. (6.485533%), Dale A. Brown (0.411959%), Cary D. Brown (0.411959%) and McGraw Brothers Investments (0.823918%) and a net profits "back-in" interest of (0.69529981%) to Anthem Oil and Gas, Inc., as set forth in attachment "A".

     Signed this  __________ day of February, 2004, but effective as aforesaid.


                                             HEXAGON PARTNERS, LTD by
                                             Texas Star Management Company, LLC
                                             General Partner


                                             ___________________________
                                             By: Tim Dunn, its Manager

                                                                        ASSIGNOR